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                                                                    Exhibit 12.1

                         The J.H. Heafner Company, Inc.
     Statement Regarding: Computation of Ratio of Earnings to Fixed Charges
                          and Preferred Stock Dividends
                  (Amounts in thousands, except ratio amounts)

                                                         Three months       Three months
                                                             Ended             Ended
                                                           March 31,         March 31,
                                                             1999               1998
                                                          (unaudited)       (unaudited)
                                                         ------------       ------------

Consolidated pretax income (loss) from
             continuing operations                          (2,053)              (757)
Interest                                                     5,112              1,698
Interest portion of rent expense                             2,179                991
Amortization of Deferred Debt Issuance
             Costs and Deferred Financing Costs                217                163
Preferred stock dividend requirements of
             majority-owned subsidiaries                      --                 --
                                                          --------           --------

Earnings                                                     5,455              2,095
                                                          ========           ========


Interest                                                     5,112              1,698
Interest portion of rent expense                             2,179                991
Amortization of Deferred Debt Issuance
             Costs and Deferred Financing Costs                217                163
Preferred stock dividend requirements of
             majority-owned subsidiaries                      --                 --
                                                          --------           --------

Fixed Charges                                                7,508              2,852
                                                          ========           ========

Ratio of Earnings to Fixed Charges                            --                 --
                                                          ========           ========